UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 10, 2016
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BARRACUDA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36162	83-0380411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3175 S. Winchester Blvd.
Campbell, California 95008
(Address of principal executive offices, including zip code)
(408) 342-5400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 10, 2016, Barracuda Networks, Inc. ("Barracuda") held its 2016 annual meeting of stockholders (the "Annual Meeting"). The matters voted upon at the Annual Meeting, as disclosed in the proxy statement relating to the Annual Meeting, and the results of such voting are set forth below.
Proposal One – Election of Directors. The following nominees were elected as Class III directors to serve until the 2019 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes
Jeffry R. Allen	38,873,722	421,163	7,831,428
David R. Golob	28,108,826	11,186,059	7,831,428
John H. Kispert	30,911,361	8,383,524	7,831,428
Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as Barracuda’s independent registered public accounting firm for its fiscal year ending February 28, 2017 was ratified.

Votes For	Votes Against	Abstentions
47,040,396	54,605	31,312

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRACUDA NETWORKS, INC.

Date: August 12, 2016	By:	/s/ Diane C. Honda
Diane C. Honda Senior Vice President, General Counsel & Secretary